                                                                    EXHIBIT 99.1





                           COHESION TECHNOLOGIES, INC.

                         COMMON STOCK PURCHASE AGREEMENT

                                  JULY 24, 2002

                         COMMON STOCK PURCHASE AGREEMENT

        THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of July 24, 2002, by and among COHESION TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and the investors listed on Exhibit A hereto, each of which is herein referred to as an "Investor" and all of which are collectively referred to herein as the "Investors."

                                    RECITALS

        WHEREAS, the Company desires to sell and the Investors desire to purchase shares of the Company's common stock, par value $0.001 per share (the "Common Stock").

        WHEREAS, in connection with entering into this Agreement, the Company has issued and sold to the Investors certain Stock Purchase Warrants (the "Warrants") pursuant to which the Investors may purchase additional shares of Common Stock at a price of $1.60866 per share (as adjusted for any stock dividends paid in common stock, and any combinations, stock splits, recapitalizations and the like each with respect to the Common Stock). The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the "Warrant Shares." The Warrants and this Agreement are collectively referred to herein as the "Transaction Agreements."

                                    AGREEMENT

        NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Purchase and Sale of Stock.

        1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of Common Stock equal to (x) the Aggregate Purchase Price (as defined below) divided by the Purchase Price (as defined below), multiplied by (y) the percentage set forth opposite each Investor's name on Exhibit A hereto. The shares of Common Stock to be sold pursuant to this Agreement are collectively referred to herein as the "Shares," and the Shares, the Warrants and the Warrant Shares are collectively referred to herein as the Securities. The Investors shall purchase the Shares for a per share purchase price equal to the lesser of (i) $1.60866 (as adjusted for any stock dividends paid in common stock, and any combinations, stock splits, recapitalizations and the like each with respect to the Company's Common Stock) and (ii) the product of (A) the average closing sale price of the Common Stock on the Nasdaq National Market for the 15 consecutive Trading Days (as defined below) through and including the third Trading Day prior to the Mailing Date (as defined below), multiplied by (B) 90% (the lesser of (i) and (ii), the "Purchase Price"). The "Aggregate Purchase Price" shall be $20,000,000; provided, however, that in no event shall the Aggregate Purchase Price be greater than the number that would result in the issuance to the Investors at the Closing of Shares, taken together with the Shares issuable upon exercise of the Warrants, representing 49% of the outstanding

Common Stock on the Closing Date. A "Trading Day" shall be any day on which the Nasdaq National Market is open and available for at least five hours for the trading of securities. The "Mailing Date" shall be the date on which the definitive proxy statement relating to the Stockholder Meeting (as defined in Section 6.5) is first mailed to the Company's stockholders.

        1.2 Closing. The closing of the purchase and sale of the Shares shall take place at the offices of Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California promptly (but in no event greater than five business days) following the satisfaction or waiver of the conditions set forth in Sections 4 and 5 (other than satisfaction of conditions which will be satisfied at the closing) or at such other time and place as the Company and Investors purchasing a majority of the Shares mutually agree (which time and place are designated as the "Closing"). At the Closing, (i) the Company shall deliver to each Investor a certificate or certificates representing that number of Shares purchased hereunder against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company and (ii) the Company and the Investors shall make the other deliveries provided for in Sections 4 and 5.

        1.3 Sale and Issuance of Warrants. Concurrently with the execution and delivery of this Agreement, the Company hereby issues and sells to each Investor, and each Investor hereby purchases from the Company, a Warrant in substantially the form attached hereto as Exhibit B. In consideration of such Warrant, each Investor hereby delivers to the Company payment by check or wire transfer of the purchase price set forth on Exhibit A.

2. Representations and Warranties of the Company. Except as set forth in the Schedule of Exceptions separately delivered to the Investors at or prior to the date of this Agreement (it being understood that any information disclosed in any section of the Schedule of Exceptions shall be deemed disclosed in all other applicable sections of the Schedule of Exceptions even though not expressly set forth in such other section(s), provided that it is reasonably apparent on its face that such disclosure is applicable to the other section(s)), the Company hereby represents and warrants to the Investors as follows (it being understood that, except in the case of any representation or warranty that by its terms is made only as of a specified date, each representation and warranty set forth in this Section 2 shall be deemed to be made by the Company both as of the date of this Agreement and, if the Closing occurs, as of the date of the Closing):

        2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and its Subsidiaries each has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Except as set forth in the Schedule of Exceptions, the Company is duly qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

        2.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, 9,479,436 of which were issued and outstanding as of the close of business on June 30, 2002 (excluding 515,000 treasury shares), and 5,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), none of which are issued and outstanding. As of the date hereof, the Company has an aggregate of 3,311,319 shares of Common Stock for issuance to employees, consultants and other service providers pursuant to the Company's compensation plans, agreements and arrangements and the Company's employee stock purchase plan, of which options or other rights to purchase 2,685,066 shares were outstanding as of the close of business on June 30, 2002 (collectively, the "Stock Options"). All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and were issued in compliance with the provisions of any applicable securities laws including any relevant federal or state securities laws, or pursuant to valid exemptions therefrom. Except for the Stock Options, the Warrants and as set forth on the Schedule of Exceptions, there are no other outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal. The consummation of the transactions contemplated by this Agreement and the Warrants will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

        2.3 Subsidiaries. Except as set forth on the Schedule of Exceptions, the Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement. The Company holds the stock of its Subsidiaries free and clear of all mortgages, liens, loans and encumbrances or any other rights.

        2.4 Authorization. Except for the affirmative vote of the Company's stockholders as contemplated hereby and the formal call of the Stockholder Meeting, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Warrants, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement and the Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations on the enforceability of any indemnification provisions.

        2.5 Valid Issuance of Shares. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, nonassessable, free of the exercise of pre-emptive rights, will be free of restrictions on transfer other than under applicable state and federal securities laws, and will be issued in compliance with all applicable federal and state securities laws. The Warrant Shares have been duly and validly reserved for issuance and, when issued, sold and delivered in accordance with the terms of the Warrants, will be duly and validly issued, fully paid, nonassessable, free of the exercise of pre-emptive rights, will be free of restrictions on transfer other than under applicable state and federal securities laws and will be issued in compliance with all applicable federal and state securities laws.

        2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated hereby except for under applicable federal and state securities laws, all of which filings will have occurred within the appropriate time periods therefor. Assuming that the representations of the Investors set forth in Section 3 below are true and correct, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and from qualification requirements under applicable state securities laws.

        2.7 Litigation. Except as set forth in the Schedule of Exceptions or disclosed in the SEC Documents (as defined below), there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened before any court, administrative agency or other governmental body (nor, to the Company's knowledge, is there any reasonable basis for any such action, suit, proceeding or investigation). The Company and its Subsidiaries are not a party or subject to, and none of the assets of the Company or its Subsidiaries are bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or its Subsidiaries currently pending which the Company or its Subsidiaries intends to initiate.

        2.8 Intellectual Property. The Company and its Subsidiaries own or have the right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for their business as now conducted. The Company has not received any written communications alleging, nor to the Company's knowledge has it or any of its Subsidiaries violated, or by the conduct of their business as proposed will they violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights or processes of any other Person, and to the knowledge of the Company, neither it nor any of its Subsidiaries is infringing or violating such rights of any other Person, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        2.9 Employees. To the Company's knowledge, (i) none of the Company's or its Subsidiaries' employees are obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or its Subsidiaries or that would conflict with the Company's and its Subsidiaries' business as now conducted or as proposed to be conducted, (ii) the carrying on of the Company's and its Subsidiaries' business by the employees of the Company and its Subsidiaries, and the conduct of the Company's or its Subsidiaries' business as proposed, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, and (iii) none of the Company's or its Subsidiaries' current employees is, by virtue of such employee's activities in connection with the Company's or its Subsidiaries' business, violating, infringing or misappropriating any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any former employer of such employee. As of the date of this Agreement, the Company is not aware of any impending resignation or termination of employment of any officer or key technical employee.

        2.10 Compliance with Other Instruments.

               (i) The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, each as amended and in effect as of the Closing. Neither the Company nor any of its Subsidiaries are in breach, violation or default (with or without notice or passage of time, or both) of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which they are a party or by which they or any of their properties or assets are bound, which breach, violation or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or, to the Company's knowledge, of any provision of any federal, state or local statute, rule or governmental regulation.

               (ii) The execution, delivery and performance of each of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby will not result in, or give rise to, (A) any violation, default, breach, termination, right of termination, right of acceleration, or be in conflict with (in each case, with or without notice or passage of time, or both) (a) the Certificate of Incorporation or Bylaws or other organizational documents of the Company or its Subsidiaries, (b) any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, order, writ, decree or contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, or (c) any provision of any state, federal, or local statute, rule or regulation applicable to the Company or its Subsidiaries or (B) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their respective business or operations or any of their respective assets or properties.

        2.11 SEC Documents. Since December 31, 2000, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act. All of the foregoing reports on Forms 10-K, 10-Q and 8-K and proxy statements filed after December 31, 2000 and prior to the date hereof, together with all registration statements filed by the Company after December 31, 2000 and prior to the date hereof, and in each case all amendments thereto, exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, are hereinafter referred to herein as the "SEC Documents". As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under the Exchange Act or the Securities Act, as the case may be, have been so updated or amended.

        2.12 Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which are not material).

        2.13 Changes. Except as set forth in the Schedule of Exceptions, since March 31, 2002 there has not been:

               (i) any change, event or development in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, from that reflected in the SEC Documents (when read together), except changes in the ordinary course of business that have not, in the aggregate, had a Material Adverse Effect;

               (ii) any damage, destruction or loss, whether or not covered by insurance, that could have a Material Adverse Effect;

               (iii) any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a debt owed to it other than in the ordinary course of business;

               (iv) any satisfaction or discharge of any lien, claim, encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except (i) for obligations set forth on, or liabilities specifically reserved for in, the Company's balance sheet as of March 31, 2002 included in the SEC Documents and (ii) in the ordinary course of business and that has not had a Material Adverse Effect;

               (v) any sale or other disposition of material assets, except sales of inventory in the ordinary course of business;

               (vi) any change to a material contract or agreement by which the Company or any of its Subsidiaries or any of their assets is bound or subject other than in the ordinary course of business;

               (vii) any change in any compensation arrangement or agreement with any key technical employee, executive officer or director of the Company or any of its Subsidiaries or any holder of more than 5% of the outstanding capital stock of the Company;

               (viii) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets other than pursuant to non-exclusive licenses in the ordinary course of business;

               (ix) any resignation or termination of employment of any officer or key technical employee of the Company or any of its Subsidiaries;

               (x) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of its Subsidiaries with respect to any of their properties or assets, except liens for taxes not yet due or payable;

               (xi) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of their employees, officers or directors or any members of their immediate families, other than (i) travel advances and other advances made in the ordinary course of business and (ii) loans to employees, officers or directors in connection with the early exercise of stock options granted pursuant to the Company's compensation plans, agreements and arrangements;

               (xii) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

               (xiii) any other event or condition of any character that would reasonably be expected to have a Material Adverse Effect; or

               (xiv) any arrangement or commitment by the Company to do any of the things described in this Section 2.13.

        2.14 Agreements. Other than (i) this Agreement, (ii) the Warrants and
(iii) the material contracts (within the meaning of Item 601 of Regulation S-K) or filed as exhibits to, or incorporated by reference in, the SEC Documents,
Section 2.14 of the Schedule of Exceptions contains a complete list of all contracts to which the Company or any of its Subsidiaries are party, or to which any of their respective assets or properties are subject, in each case which are significant or material to the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

        2.15 Taxes. The Company and its Subsidiaries have filed all federal, state, foreign and local property, income, franchise, sales, and use tax returns and reports as required by law, which returns and reports were true and correct in all material respects on the date of each such filing, and have paid all taxes shown as due thereon or otherwise owed by each of them to any taxing authority except those contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles. There is no tax deficiency that has been, or might be, asserted against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        2.16 Permits. The Company and its Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of their business as now being conducted, the lack of which, individually or in the aggregate, could reasonably be expect to have a Material Adverse Effect, and the Company and its Subsidiaries believe they can obtain, without undue burden or expense, any similar authority for the conduct of their business as planned to be conducted. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

        2.17 Related Party Transactions. Except as set forth in the Schedule of Exceptions or disclosed in the SEC Documents, no holder of more than 5% of the outstanding capital stock of the Company and no employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, nor is the Company or its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, for an amount in excess of $60,000, except for loans made by the Company to certain of its employees in exchange for promissory notes in connection with the early exercise of stock options granted under the Company's compensation plans, agreements and arrangements.

        2.18 Registration Rights. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person.

        2.19 No Undisclosed Liabilities. Except (a) as disclosed in the SEC Documents, (b) for liabilities incurred since March 31, 2002 in the ordinary course of business, (c) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (d) as set forth in the Schedule of Exceptions, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

        2.20 Title to Property and Assets. The Company owns or leases its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest therein.

        2.21 Employee Benefit Plans. Except as listed in Section 2.21 of the Schedule of Exceptions, the Company does not have any "Employee Benefit Plan," as such term is defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company and each ERISA Affiliate (as defined below) have operated and administered each such Employee Benefit Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to have, a Material Adverse Effect. "ERISA Affiliate" means each trade or business (whether or not incorporated) that, together with the Company, would be treated as a single employer under Section 4001(b) of ERISA, or that is a member of a group of which the Company is a member and that is a controlled group within the meaning of
Section 4971(e)(2)(B) of the Code.

        2.22 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

        2.23 Environmental and Safety Laws. Except as listed in Section 2.23 of the Schedule of Exceptions, to its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

3. Representations and Warranties of the Investors. Each Investor hereby, severally and not jointly, represents and warrants as of the date hereof and as of the Closing as follows:

        3.1 Experience; Accredited Investor. Such Investor is experienced in evaluating companies such as the Company, and has either individually or through its current officers such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment. Such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

        3.2 Purchase Entirely for Own Account. Such Investor is acquiring the Shares for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof, except for transfers to affiliated fund partnerships. Such Investor understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third Person with respect to any of the Shares. Such Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

        3.3 Rule 144. Such Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor understands and acknowledges that the certificate evidencing its Shares will be imprinted with the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND may not be sold, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER the SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF the SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144).

        3.4 Access to Data. Such Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company' business, management and financial affairs with its management and to review the Company's facilities. Nothing contained in this Section 3.4 shall limit in any respect the Company's representations and warranties contained in this Agreement.

        3.5 Authorization. This Agreement has been duly authorized, executed and delivered by such Investor and constitutes a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and
(iii) limitations on the enforceability of any indemnification provisions.

4. Conditions of Investor's Obligations at Closing. The obligation of each Investor to purchase Shares at the Closing is subject to the fulfillment, or waiver by the Investor, on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

        4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (without regard to any qualification as to materiality or Material Adverse Effect) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except for changes contemplated by this Agreement.

        4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        4.3 Compliance Certificate. The Company shall deliver to each Investor at the Closing a certificate of the President of the Company dated the date of the Closing stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

        4.4 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state for the offer and sale of the Shares.

        4.5 Opinion of Company Counsel. The Company shall have provided an opinion addressed to the Investors rendered by its legal counsel in substantially the form attached hereto as Exhibit C.

        4.6 Regulatory Approvals. All consents, approvals, filings and registrations with, and notifications to, all federal, state, local and foreign governmental or regulatory agencies, authorities, instrumentalities or other bodies having jurisdiction over the parties hereto required for the consummation of the transactions contemplated hereby have been obtained or made and shall be in full force and effect.

        4.7 Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or enacted any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal consummation of the transactions contemplated by this Agreement, and there shall be no suit, claim, action, proceeding or governmental investigation pending against the Company which seeks to challenge the transactions contemplated by this Agreement.

        4.8 Material Adverse Change. Since March 31, 2002, there shall have been no change, event or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        4.9 Listing. The Shares shall have been approved for listing, subject only to notice of issuance, on the Nasdaq National Market.

        4.10 Stockholder Approval. The stockholders of the Company entitled to vote at the Stockholder Meeting shall have approved the Charter Amendment (as defined in Section 6.5) and the Share Issuance (as defined in Section 6.5).

        4.11 Management Rights Letter. The Company shall execute and deliver management rights letters to Alta California Partners III, L.P., Alta Biopharma Partners II, L.P. and Three Arch Partners in substantially the forms attached hereto as Exhibit D and Exhibit E, respectively.

5. Conditions of the Company's Obligations at Closing. The obligations of the Company to sell Shares to each Investor at the Closing are subject to the fulfillment, or waiver by the Company, on or before the Closing of each of the following conditions by that Investor:

        5.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true and correct in all material respects (without regard to any qualification as to materiality) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

        5.2 Performance. Such Investor shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

        5.3 Blue Sky. The Company shall have obtained all necessary permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares.

        5.4 Regulatory Approvals. All consents, approvals, filings and registrations with, and notifications to, all federal, state, local and foreign governmental or regulatory agencies, authorities, instrumentalities or other bodies having jurisdiction over the parties hereto required for the consummation of the transactions contemplated hereby, have been obtained or made and shall be in full force and effect.

        5.5 Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or enacted any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal consummation of the transactions contemplated by this Agreement, and there shall be no governmental investigation pending against the Company which seeks to challenge the transactions contemplated by this Agreement.

        5.6 Stockholder Approval. The stockholders of the Company entitled to vote at the Stockholder Meeting shall have approved the Charter Amendment and the Share Issuance.

6. Covenants.

        6.1 Satisfaction of Conditions. The parties shall use reasonable best efforts to satisfy in a timely manner each of the conditions set forth in
Section 4 and Section 5 of this Agreement.

        6.2 Listing. The Company shall prepare and file with NASDAQ, as promptly as practicable after the date hereof, a Notification of Additional Listing with respect to the Shares, and the Company shall give all notices and make all filings with NASDAQ required in connection with the transactions contemplated herein.

        6.3 Interim Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing (except as expressly contemplated or permitted by this Agreement, as permitted or disclosed pursuant to the Schedule of Exceptions or to the extent that the Investors otherwise consent in writing):

               (i) Neither the Company nor any of its Subsidiaries shall, and shall not propose to, (i) declare or pay any dividend on or make other distributions in respect of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for (x) the acquisition of shares of its capital stock in whole or partial satisfaction of the exercise price or applicable tax withholding requirements in respect of any option, restricted stock or similar award made pursuant to any benefit or compensation plan, agreement or arrangement maintained or assumed by the Company or any of its Subsidiaries which provides for the issuance of Company capital stock and (y) for acquisitions by the Company of shares of the Company's capital stock pursuant to stock-based compensation arrangements or agreements that permit the repurchase of such shares upon termination of services to the Company or its Subsidiaries for a price not greater than the cost thereof to the applicable service provider.

               (ii) The Company shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or enter into any agreement with respect to any of the foregoing, other than (w) pursuant to the compensation plans, agreements and arrangements, (x) grants of options, restricted stock and other equity-based awards to directors, employees and consultants of the Company and its Subsidiaries (including any newly hired employee) pursuant to the Company's compensation plans, agreements and arrangements in amounts consistent with past practices taking into account the relative position and responsibilities with the Company or its Subsidiaries of each such award recipient, (y) the issuance of warrants to collaborative partners and other parties with whom the Company has entered or is entering into commercial relationships, in the ordinary course of business and consistent with past practices and (z) the issuance of Common Stock upon exercise of options and warrants that are outstanding on the date of this Agreement or granted after the date of this Agreement in compliance with the provisions of this Agreement.

               (iii) Except to the extent required to comply with its obligations hereunder or as required by law, the Company shall not amend or propose to amend its Certificate of Incorporation or Bylaws.

        6.4 Exclusivity. Without the prior approval of the Investors, until the earlier to occur of the Closing of the termination of this Agreement pursuant to its terms, neither the Company nor any of the Company's directors, officers, employees, agents or representatives will solicit, encourage or entertain proposals from or enter into negotiations with or furnish any nonpublic information to any other Person regarding the possible sale of any interest in the Company's stock or a change of control of the Company. The Company shall notify the Investors promptly of any proposals by third parties with respect to the acquisition of an interest in the Company's stock or a change of control of the Company. The Company shall deal exclusively with the Investors notwithstanding any such third party proposals.

        6.5 Stockholder Meeting. The Company shall call and hold a meeting of its stockholders (including any adjournment thereof, the "Stockholder Meeting") for the purpose of voting upon proposals (i) to restate the Company's Certificate of Incorporation in the form attached hereto as Exhibit F to increase the number of authorized shares of Common Stock and to create a staggered Board of Directors (the "Charter Amendment") and (ii) to issue and sell the Shares pursuant hereto (the "Share Issuance"). The Company shall use its best efforts to schedule and hold the Stockholder Meeting as soon as practicable after (a) if the Proxy Statement (as defined below) is not reviewed by the SEC, the expiration of the 10 calendar day period set forth in Rule 14a-6 under the Exchange Act or (b) if the Proxy Statement is reviewed by the SEC, the date on which the SEC has cleared the Proxy Statement for distribution. The Company shall use its best efforts to solicit from its stockholders proxies in favor of the Charter Amendment and the Share Issuance and to take all other action necessary to secure the vote or consent of its stockholders required by the rules of NASDAQ and applicable law to obtain such approvals. The Company, through its Board of Directors, shall recommend to the Company's stockholders entitled to vote at the Stockholder Meeting that they vote in favor of each of the proposals set forth in this Section 6.5, provided, however, that the Company's Board of Directors may withdraw, modify or change such recommendation to the extent that the Company's Board of Directors determines in good faith, after consultation with its legal counsel, that such withdrawal, modification or change is required in order to comply with its fiduciary duties.

        6.6 Proxy Statement. As soon as practicable following the date hereof, the Company shall file with the SEC a proxy statement to be sent to stockholders of the Company in connection with the Stockholder Meeting (the "Proxy Statement"). The Company shall cause the Proxy Statement to be mailed to the Company's stockholders entitled to vote at the Stockholder Meeting as promptly as practicable, but in any event no later than 10 business days, after (a) if the Proxy Statement is not reviewed by the SEC, the expiration of the 10 calendar day period set forth in Rule 14a-6 under the Exchange Act or (b) if the Proxy Statement is reviewed by the SEC, the date on which the SEC has cleared the Proxy Statement for distribution. The Company shall not file the Proxy Statement or respond to any comments from the SEC regarding the Proxy Statement, or amend or supplement the Proxy Statement, without first consulting with the Investors regarding the terms of such response, amendment or supplement and providing the Investors a reasonable opportunity to provide their comments to the Company with respect thereto.

        6.7 Notification; Government Filings. Each party shall promptly advise the others orally and in writing if such party has knowledge of (i) any of its representations or warranties as made herein becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant or agreement required to be complied with or satisfied by it under this Agreement or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or materially adversely affect its ability to consummate the transactions contemplated hereby that are to be consummated by it, in the manner and within the time periods specified herein; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Each party agrees that, to the extent practicable, it will consult with the other parties with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will use reasonable best efforts to keep the other parties apprised of the status of matters relating to the completion of the transactions contemplated hereby.

        6.8 Access to Information; Confidentiality. From the date hereof until the earlier of the Closing or the termination of this Agreement, upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Investors reasonable access during normal business hours to all of its and its Subsidiaries' properties, books, contracts, commitments and records and its officers, management employees and representatives (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney-client and work product privileges). Any requests for access pursuant to this Section 6.8 shall be submitted to the President of the Company (or such other officer of the Company as maybe designated from time to time by the Company). The Investors shall, and shall cause their respective representatives to, hold in strict confidence and not disclose to any third party all non-public documents and information furnished to such Investors or their representatives in connection with the transactions contemplated by this Agreement, except that each of the Investors and their representatives may disclose, after providing prior written notice and a reasonable opportunity to object to and prevent such disclosure to the Company, any information that it is advised by its counsel it is required by law or judicial or administrative order to disclose.

        6.9 Registration of Shares.

               (i) Registration Statement. Within 30 days after the Closing, the Company shall file with the SEC a registration statement on Form S-3 (the "Registration Statement") covering the resale to the public by the Investors of the Shares and the Warrant Shares. The Company shall use best efforts to cause the Registration Statement to (i) be declared effective by the SEC as soon as reasonably practicable thereafter and (ii) remain effective until the second anniversary of the Closing Date or such earlier time as all of the shares of Common Stock covered by the Registration Statement have been sold, provided that the right of any Investor to sell shares of Common Stock pursuant to the Registration Statement (or any prospectus relating thereto) shall terminate at such time as such Investor is able to sell all of such Investors Shares and all of the shares of Common Stock issued or issuable upon exercise of such Investor's Warrants in a 90-day period under Rule 144 promulgated under the Securities Act. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any shares of Common Stock pursuant to the Registration Statement (or any prospectus relating thereto). The shares of Common Stock subject to the Registration Statement shall not be underwritten unless the Company shall otherwise consent in its sole discretion.

               (ii) Notice Procedures. Each Investor shall provide written notice to the Company of any proposed sale of shares of Common Stock pursuant to the Registration Statement at least two business days prior to any such sale. Notwithstanding any other provision of this Section 6.9, if the Company shall determine in good faith that (i) continued use by the Investors of the Registration Statement would require premature disclosure in such Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company and (ii) such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely, then the right of the Investors to use such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of shares of Common Stock pursuant thereto shall be suspended for a period (the "Suspension Period"), provided that the aggregate number of days covered by Suspension Periods shall not exceed an aggregate of 90 days in any twelve (12) month period. In the event that the Company receives written notice from an Investor with regard to a proposed sale of shares of Common Stock during any Suspension Period, the Company shall provide written notice thereof to the Investors within three business days after receipt of such Investor notice. During the Suspension Period, none of the Investors shall offer or sell any shares of Common Stock pursuant to or in reliance upon such Registration Statement (or the prospectus relating thereto). The Company shall not be required to disclose to the Investors the reasons for requiring a suspension of sales under the Registration Statement, and the Investors shall not disclose to any third party the existence of any such suspension. The Company agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused the Company to suspend the use of the Registration Statement (and the prospectus relating thereto) pursuant to this Section (ii), the Company will provide the Investors with a revised prospectus, if required, and will notify the Investors of their ability to effect offers or sales of Common Stock pursuant to or in reliance upon such Registration Statement.

               (iii) Registration Procedures.

                      (a) In connection with the filing by the Company of the Registration Statement, the Company shall furnish to each Investor a copy of the prospectus. Subject to the provisions of Section (ii) above, the Company shall promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be required to comply with the provisions of the Securities Act. The Company shall promptly furnish to each Investor a copy of any amendment or supplement to such Registration Statement or prospectus filed with the SEC, as well as copies of any comment letters from the SEC and the Company's responses thereto.

                      (b) If the Company has delivered a prospectus to the Investors and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act as described in the immediately preceding paragraph, the Company shall promptly notify the Investors and, if requested by the Company, the Investors shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Investors with a revised prospectus and, following receipt of the revised prospectus, the Investors shall be free to resume making offers and sales under the Registration Statement.

                      (c) The Company shall furnish to each requesting Investor such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such Registration Statement and such number of documents, if any, incorporated by reference in such Registration Statement or prospectus, as such requesting Investor may reasonably request.

                      (d) The Company shall use reasonable best efforts to register or qualify the shares of Common Stock covered by the Registration Statement under the securities or "blue sky" laws of such states as the Investors shall reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                      (e) The Company shall pay the expenses incurred by it in complying with its obligations under this Section 6.9, including (i) all registration and filing fees, exchange listing fees and fees and expenses of the Company's counsel and accountants and (ii) the reasonable fees and expenses not exceeding $25,000 of one counsel retained by the Investors, but excluding any brokerage fees, selling commissions or underwriting discounts incurred by the Investors in connection with sales under the Registration Statement.

               (iv) Requirements of Investors. The Company shall not be required to include any shares of Common Stock in the Registration Statement unless the Investor owning such shares (i) furnishes to the Company in writing such information regarding such Investor and the proposed sale of Common Stock by such Investor as the Company may reasonably request in connection with the Registration Statement or as shall be required in connection therewith by the Commission or any state securities law authorities and (ii) upon the written request of the Company, confirms in writing its indemnification obligations under Section (v) below. Each Investor acknowledges that (x) such Investor is required to comply with Regulation M under the Exchange Act during such time as such Investor may be engaged in a distribution of the Common Stock and (y) such Investor is required to deliver a current prospectus in connection with any sale of Common Stock covered by the Registration Statement.

               (v) Indemnification.

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor (including its directors, officers, partners, members, employees and agents and each person, if any, who controls the Investor within the meaning of the Securities Act) and each broker or other Person acting on behalf of such Investor against any damage, claim, loss, cost, tax, liability or expense, including, without limitation, reasonable attorneys' fees and expenses of investigation (collectively, "Damages"), to which they may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and leading to action or inaction required of the Company in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and will reimburse on demand such Investor, broker or other Person acting on behalf of such Investor for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Damage; provided, however, that (x) the indemnity agreement contained in this Section
(v)(a) shall not apply to amounts paid in settlement of any such Damage if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such Damage to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such Registration Statement, prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished for use in connection with such Registration Statement by any Investor and (y) the foregoing indemnity shall not inure to the benefit of any Investor, broker or other person acting on behalf of such Investor, broker or other Person asserting any Damage who purchased shares of Common Stock during a Suspension Period or if copies of a revised prospectus were timely delivered to such Investor pursuant to Section (iii) above and a copy of revised prospectus was not sent or given by or on behalf of such Investor to such Person, if required by law to have been delivered, and such revised prospectus would have cured the defect giving rise to such Damage.

                      (b) To the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and all other Investors against any Damages to which they may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished by such Investor for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other Investor in connection with investigating or defending any such Damage; provided, however, that the indemnity agreement contained in this Section (v)(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

                      (c) Promptly after receipt by an indemnified party under this Section (v) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section (v), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section (v), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section (v). Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his, her or its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section (v), but the omission so to notify the indemnifying party will not relieve him, her or it of any liability that the indemnifying party may have to any indemnified party otherwise other than under this Section 6.9.

               (vi) Liquidated Damages. In the event that the Registration Statement has not been declared effective by the SEC on or before the date (the "Liquidated Damages Date") that is 90 days after the date on which the Registration Statement is initially filed with the SEC, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Investor pursuant to this Agreement. For so long as the Registration Statement has not been declared effect by the SEC, at the end of each 60-day anniversary of the Liquidated Damages Date, the Company shall pay to each Investor an additional amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Investor pursuant to this Agreement. Notwithstanding the foregoing, all periods shall be tolled during delays directly caused by the action or inaction of any Investor, and the Company shall have no liability in respect of any such delay.

               (vii) Rule 144. The Company shall use its best efforts to comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable each Investor to sell shares of Common Stock without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the written request of an Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such requirements and, upon an Investor's compliance with the applicable provisions of Rule 144, will take such action as may reasonably be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of shares of Common Stock properly requested by such Investor, in accordance with the terms and conditions of Rule 144.

        6.10 Standstill. Each Investor hereby agrees with the Company and covenants that, without the prior written consent of the Company, it will not, directly or indirectly, acquire, offer or propose to acquire or agree to acquire, alone or in concert with others, by purchase or otherwise, any direct or indirect "beneficial ownership" (such term, for purposes of this Agreement, shall have the meaning provided therefor under the rules and regulations promulgated by the SEC under Section 13(d) of the Exchange Act) in any voting securities or any direct or indirect beneficial ownership in any rights, warrants or options to acquire, or in any securities convertible into or exchangeable for, any voting securities of the Company (other than expressly contemplated by this Agreement). Each Investor hereby covenants and agrees that it shall not form, become a member of, or otherwise participate in any "group" (as defined in the Exchange Act) with any other Investor or its affiliates and further agrees that it shall take reasonable steps to ensure a sufficient number of shares are represented at stockholder meetings of the Company for the sole purpose of establishing a valid quorum. Notwithstanding the foregoing, (a) Three Arch Capital, L.P. and TAC Associates, L.P. may form or become a member of a group that is comprised solely of such Investors and Three Arch Partners and its affiliates and (b) Alta California Partners III, L.P., Alta Biopharma Partners II, L.P., Alta Embarcadero Partners III, LLC and Alta Embarcadero Biopharma Partners II, LLC may form or become a member of a group that is comprised solely of such investors and Alta Partners and its affiliates.

        6.11 Preemptive Rights. In the event that the Company issues and sells, or proposes to enters into an agreement to issue and sell, any equity securities in a private placement transaction within twelve months after the Closing, each Investor shall have the right, at its election, to purchase its pro rata portion of such securities on the same terms and conditions as the other investors in such transaction, subject to the limitation set forth below. Each Investor's pro rata portion will equal the proportion that the number of shares of Common Stock held by such Investor (assuming full conversion and exercise of all convertible securities held by such Investor) bears to the total number of shares of Common Stock then issued and outstanding;

provided, however, that in no event shall the Investors acquire any equity securities of the Company that would cause their aggregate ownership to exceed 49% of the total voting power of the Company.

        6.12 Director Nomination Rights. For so long as Three Arch Capital, L.P. and its affiliates continue to own at least 10% of the outstanding Common Stock, Three Arch Capital, L.P. shall have the right to nominate one director for election to the Company's Board of Directors (the "Three Arch Nominee"). For so long as Alta California Partners III, L.P. and its affiliates continue to own at least 10% of the outstanding Common Stock, Alta California Partners III, L.P. shall have the right to nominate one director for election to the Company's Board of Directors (the "Alta Nominee" and, together with the Three Arch Nominee, the "Investor Nominees"). For the purposes of Section 6.10 of this Agreement, the Investors Nominees shall be deemed to be "nominated by the then incumbent directors." The Company shall use its reasonable best efforts to cause the Investor Nominees to be elected to the Company's Board of Directors.

7. Miscellaneous.

        7.1 Termination.

               (i) This Agreement may be terminated

                      (a) at any time prior to the Closing, by the mutual written consent of Company and the Investors representing a majority of the Shares to be purchased pursuant to this Agreement;

                      (b) by either the Investors representing a majority of the Shares to be purchased pursuant to this Agreement or the Company, by providing the other with written notice of such termination, if the Closing has not occurred by October 31, 2002; provided, however, that the right to terminate this Agreement under this Section 7.1(i)(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to have been consummated on or before such date;

                      (c) by either the Investors representing a majority of the Shares to be purchased pursuant to this Agreement or the Company if at the Stockholder Meeting the stockholders have not approved (i) the Charter Amendment and (ii) the Share Issuance; or

                      (d) by the Investors representing a majority of the Shares to be purchased pursuant to this Agreement if the Board of Directors of the Company shall have withdrawn, modified or changed its recommendation that the stockholders of the Company vote in favor of (i) the Charter Amendment and (ii) the Share Issuance.

               (ii) In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall become void and there shall be no further obligation on the part of the Company or the Investors (except for Section 6.9 (Registration of Shares), this Section 7.1, Section 7.2 (Governing Law) and
Section 7.13 (Expenses)). Nothing in this Section 7.1 shall relieve any party from liability which such party may have for any breach of this Agreement by such party prior to such termination.

        7.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.

        7.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and shall survive to the first anniversary of the Closing, provided that the covenants and agreements (i) contained in Section 6.9 (Registration of Shares) and Section
6.12 (Director Nomination Rights) shall survive for the respective periods set forth therein and (ii) contained in Section 6.10 (Standstill) shall survive indefinitely. All statements of the Company as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.

        7.4 Successors and Assigns. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that prior to the Closing the rights of an Investor to purchase Shares shall not be assignable without the consent of the Company.

        7.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof. Any prior agreements, understanding or representations with respect to the subject matter hereof, including specifically that certain Memorandum of Terms, are superseded by this Agreement shall have no further force or effect. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        7.6 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be (a) mailed by registered or certified mail, postage prepaid, return receipt requested, (b) delivered by a nationally recognized overnight courier, (c) sent by confirmed facsimile or (d) otherwise delivered by hand or by messenger, addressed (i) if to an Investor, at such Investor's address set forth on Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, with a copy to Venture Law Group, 2775 Sand Hill Road, Menlo Park, California 94025, Attention Mark B. Weeks, Fax: (650) 233-8386, (ii) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (iii) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investors, with a copy to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, Attention Michael W. Hall, Fax: (650) 463-2600. If notice is provided by mail, notice shall be deemed to be given 48 hours after proper deposit in a mailbox; if by overnight courier, notice shall be deemed to be given 24 hours after deposit; if by facsimile, upon completion of such facsimile transmission as conclusively evidenced by the transmission receipt; and if by hand or messenger, upon receipt.

        7.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        7.8 Finder's Fee. The Company shall indemnify and hold each of the Investors harmless and each Investor shall, severally and not jointly, indemnify and hold the Company harmless from any liability for any commission or compensation in the nature of a finder's fee in connection with the sale of the Shares (including the costs, expenses and legal fees of defending against such liability) for which the Company or such Investor, or any of their respective partners, members, employees, or representatives, as the case may be, is responsible.

        7.9 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        7.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

        7.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        7.12 Legal Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        7.13 Expenses. Regardless of whether or not the transactions contemplated by this Agreement are completed, each party shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall pay the reasonable fees and expenses not to exceed $50,000 of Venture Law Group, counsel for the Investors, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby.

        7.14 Publicity. Except as required by law, no party hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, the Company shall be permitted to make a public statement without obtaining the consent of the Investors if (a) the disclosure is required by the continued listing requirements of the Nasdaq National Market and (b) the Company has used reasonable best efforts to consult with the Investors about the form and substance of such disclosure.

        7.15 Definitions. For purposes of this Agreement:

               (i) "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

               (ii) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

               (iii) "Subsidiary" of any Person means, with respect to such Person, any corporation, partnership, joint venture or other legal entity or which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.


                            (Signature Page Follows)

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   THE COMPANY:

                                   COHESION TECHNOLOGIES, INC.


                                   By: /s/ William G. Mavity
                                       ----------------------------------------
                                   Name:  William G. Mavity
                                   Title: President and Chief Executive Officer

                                   Address: 2500 Faber Place
                                            Palo Alto, California 94303

THE INVESTORS:

        THREE ARCH CAPITAL, L.P.

        By: TAC Management, L.L.C.
        Its: General Partner

        By: /s/ Mark Wan
            -----------------------------------
        Title: Managing Member

        TAC ASSOCIATES, L.P.

        By: TAC Management, L.L.C.
        Its: General Partner

        By: /s/ Mark Wan
            -----------------------------------
        Title: Managing Member

        ALTA CALIFORNIA PARTNERS III, L.P.

        By: Alta California Management Partners III, LLC


        By: /s/ Guy Nohra
            -----------------------------------
        Title: Managing Director

        ALTA BIOPHARMA PARTNERS II, L.P.

        By: Alta BioPharma Management Partners II, LLC


        By: /s/ Farah Champsi
            -----------------------------------
        Title: Managing Director

        ALTA EMBARCADERO PARTNERS III, LLC


        By: /s/ Hilary Strain
            -----------------------------------
        Title: V.P. of Finance & Administration

        ALTA EMBARCADERO BIOPHARMA PARTNERS II, LLC


        By: /s/ Hilary Strain
            -----------------------------------
        Title: V.P. of Finance & Administration

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

--------------------------------------------------------------------------------
                                                 PERCENTAGE OF
                                                 SHARES TO BE        WARRANT
                INVESTOR                           PURCHASED      PURCHASE PRICE
--------------------------------------------------------------------------------
Three Arch Capital, L.P.                            47.743%          $477.43
3200 Alpine Road
Portola Valley, California 94028
Attention: Chris Adams
Fax: (650) 529-8039

--------------------------------------------------------------------------------
TAC Associates, L.P.                                 2.257%           $22.57
3200 Alpine Road
Portola Valley, California 94028
Attention: Chris Adams
Fax: (650) 529-8039

--------------------------------------------------------------------------------
Alta California Partners III, L.P.                  25.043%          $250.43
One Embarcadero Center, Suite 4050
San Francisco, California 94111
Attention: Guy Nohra
Fax: (415) 362-6178

--------------------------------------------------------------------------------
Alta Embarcadero Partners III, LLC                   0.846%            $8.46
One Embarcadero Center, Suite 4050
San Francisco, California 94111
Attention: Guy Nohra
Fax: (415) 362-6178

--------------------------------------------------------------------------------
Alta BioPharma Partners II, L.P.                    23.256%          $232.56
One Embarcadero Center, Suite 4050
San Francisco, California 94111
Attention: Guy Nohra
Fax: (415) 362-6178

--------------------------------------------------------------------------------
Alta Embarcadero BioPharma Partners II, LLC          0.855%            $8.55
One Embarcadero Center, Suite 4050
San Francisco, California 94111
Attention: Guy Nohra
Fax: (415) 362-6178

--------------------------------------------------------------------------------
     Total                                             100%         $1000.00
--------------------------------------------------------------------------------